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LAW OFFICES             Two Union Square                     Anchorage
                        601 Union Street                     Bellevue
                        Seattle, Washington  98101-2346      Portland
                                                             Tacoma
                        Main Office:  (206) 682-5151         Vancouver, B.C.
                        Facsimile:    (206) 621-2660         Washington, D.C.
                                                             18160-36642




                                                            January 16, 1997


Quality Food Centers, Inc.
10112 N.E. 10th Street
Bellevue, WA  98004


Gentlemen and Ladies:

     We have acted as Washington counsel to Quality Food Centers, Inc., a Washington corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (Reg. No. 333-18567), relating to the following securities (collectively, the "Securities"): (i) shares of the Company's common stock, par value $0.001 per share ("Common Stock"), (ii) shares of the Company's preferred stock, $0.001 per share ("Preferred Stock"), (iii) senior debt securities of the Company ("Senior Debt Securities"), (iv) senior subordinated debt securities of the Company ("Senior Subordinated Debt Securities") and (v) subordinated debt securities of the Company ("Subordinated Debt Securities"; together with the Senior Debt Securities and the Senior Subordinated Debt Securities, the "Debt Securities").

     The Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and any supplements to the Prospectus (the "Prospectus Supplements"). The Senior Debt Securities will be issued under an Indenture (the "Senior Debt Indenture") between the Company and The Chase Manhattan Bank, as Trustee. The Senior Subordinated Debt Securities will be issued under an Indenture (the "Senior Subordinated Debt Indenture") between the Company and The Chase Manhattan Bank, as Trustee. The Subordinated Debt Securities will be issued under an Indenture (the "Subordinated Debt Indenture"; together with the Senior Debt Indenture and the Senior Subordinated Debt Indenture, the "Indentures") between the Company and The Chase Manhattan Bank, as Trustee.

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Quality Food Centers, Inc.
January 16, 1997
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     We have examined the Registration Statement, the form of each of the
Indentures and the form of the Common Stock certificate. In addition, we have examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. In addition, we have assumed that (i) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (ii) all Securities issued will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and (iii) a definitive purchase, underwriting or similar agreement with respect to any Securities ("Purchase Agreement") will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

     We are qualified to practice law in the State of Washington and we do not express any opinion herein concerning any law other than the law of the State of Washington and the federal law of the United States. We note that the Indentures and therefore, the Debt Securities, are governed by the law of the State of New York. The opinions expressed in paragraphs 3, 4 and 5 below are based on the assumption that such contractual choice of law is disregarded and the law of the State of Washington is applied with respect to the matters addressed below.

     Based upon and subject to the foregoing, and subject further to the qualifications and limitations set forth below, we are of the opinion that:

     1. With respect to the shares of Common Stock when (i) the Board of Directors of the Company or, to the extent permitted by Washington law, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being hereinafter referred to as the "Board") has taken


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Quality Food Centers, Inc.
January 16, 1997
Page 3

all necessary corporate action to authorize and approve the issuance of the Common Stock and (ii) certificates representing such shares of Common Stock have in accordance with Washington law been duly executed, countersigned and delivered in accordance with the applicable Purchase Agreement, upon payment of the consideration therefor provided for therein, such shares of Common Stock will be validly issued, fully paid and non-assessable.

     2. With respect to the shares of Preferred Stock, when (i) the Board has taken all necessary corporate action to authorize and approve the issuance, terms and forms of the Preferred Stock, the terms of the offering thereof and related matters, (ii) certificates representing such shares of Preferred Stock have in accordance with Washington law been duly executed, countersigned and delivered in accordance with the applicable Purchase Agreement and (iii) all other action necessary for the issuance of such shares of Preferred Stock has been taken, including the adoption and filing of Articles of Amendment with the Secretary of State of the State of Washington, upon payment of the consideration therefor provided in the applicable Purchase Agreement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

     3. With respect to the Senior Debt Securities, when (i) the Senior Debt Indenture has been duly authorized and validly executed and delivered by the parties thereto, (ii) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), (iii) the Board has taken all necessary corporate action to authorize and approve the issuance, terms and forms of such Senior Debt Securities, the terms of the offering thereof and related matters and (iv) such Senior Debt Securities have been duly executed, authenticated, issued and delivered, upon payment of the consideration therefor provided for in the applicable Purchase Agreement and otherwise in accordance with the provisions of such agreement and the Senior Debt Indenture (including, but not limited to, the provisions of the Senior Debt Indenture regarding the establishment of the form of Senior Debt Securities), the Senior Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Senior Debt Indenture, subject to and as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, arrangement, moratorium and other similar laws relating to or affecting creditors' rights generally and general principles of equity (including, but not limited to, concepts of materiality, unconscionability, reasonableness, good faith and fair dealing and principles that may limit the availability of specific performance or injunction or other equitable relief) whether such

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Quality Food Centers, Inc.
January 16, 1997
Page 4

enforceability of obligations or availability of remedies is considered in a proceeding in equity or at law.

     4. With respect to the Senior Subordinated Debt Securities, when (i) the Senior Subordinated Debt Indenture has been duly authorized and validly executed and delivered by the parties thereto, (ii) the Senior Subordinated Debt Indenture has been duly qualified under the TIA, (iii) the Board has taken all necessary corporate action to authorize and approve the issuance, terms and forms of such Senior Subordinated Debt Securities, the terms of the offering thereof and related matters and (iv) such Senior Subordinated Debt Securities have been duly executed, authenticated, issued and delivered, upon payment of the consideration therefor provided for in the applicable Purchase Agreement and otherwise in accordance with the provisions of such agreement and the Senior Subordinated Debt Indenture (including, but not limited to, the provisions of the Senior Subordinated Debt Indenture regarding the establishment of the form of Senior Subordinated Debt Securities), the Senior Subordinated Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Senior Subordinated Debt Indenture, subject to and as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, arrangement, moratorium and other similar laws relating to or affecting creditors' rights generally and general principles of equity (including, but not limited to, concepts of materiality, unconscionability, reasonableness, good faith and fair dealing and principles that may limit the availability of specific performance or injunction or other equitable relief) whether such enforceability of obligations or availability of remedies is considered in a proceeding in equity or at law.

     5. With respect to the Subordinated Debt Securities, when (i) the Subordinated Debt Indenture has been duly authorized and validly executed and delivered by the parties thereto, (ii) the Subordinated Debt Indenture has been duly qualified under the TIA, (iii) the Board has taken all necessary corporate action to authorize and approve the issuance, terms and forms of such Subordinated Debt Securities, the terms of the offering thereof and related matters and (iv) such Subordinated Debt Securities have been duly executed, authenticated, issued and delivered, upon payment of the consideration therefor provided for in the applicable Purchase Agreement and otherwise in accordance with the provisions of such agreement and the Subordinated Debt Indenture (including, but not limited to, the provisions of the Subordinated Debt Indenture regarding the establishment of the form of Subordinated Debt Securities), the Subordinated Debt

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Quality Food Centers, Inc.
January 16, 1997
Page 5

Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Subordinated Debt Indenture, subject to and as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, arrangement, moratorium and other similar laws relating to or affecting creditors' rights generally and general principles of equity (including, but not limited to, concepts of materiality, unconscionability, reasonableness, good faith and fair dealing and principles that may limit the availability of specific performance or injunction or other equitable relief) whether such enforceability of obligations or availability of remedies is considered in a proceeding in equity or at law.

     We express no opinion as to any provisions in the Articles of Amendment or Indentures (i) insofar as they purport to provide that any person or entity may have rights to indemnity or contribution or (ii) pertaining to choice of law.

     We hereby consent to the filing of this opinion letter as Exhibit 5(b) to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                 Very truly yours,

                                 BOGLE & GATES P.L.L.C.